UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 7, 2016

Date of Report (Date of earliest event reported)

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ICTV BRANDS INC.

Exact name of registrant as specified in its charter)

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Nevada	0-49638	76-0621102
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification Number)

489 Devon Park Drive, Suite 315

Wayne, PA 19087

(Address of principal executive offices)

484-598-2300

Registrant’s telephone number, including area code.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  APPOINTMENT OF DIRECTOR

Pursuant to authorization under our Bylaws, our Board of Directors has appointed Diana Pessin as a director, bringing the number of directors to five.  The appointment is effective January 7, 2016.

Ms. Pessin has more than fifteen years of senior-level business management experience in product and direct to consumer marketing. Ms. Pessin is currently Vice President of User Acquisition & Programmatic Buying with HBO, where she leads the customer acquisition strategy for HBO’s streaming service and oversees a multi-million dollar media budget to drive subscriptions across search, display, video, paid social and programmatic buying efforts.  She has extensive experience in developing coordinated marketing and promotional campaigns, partnership negotiations, and analysis of sales and finances.  Additionally, Ms. Pessin has served in consumer marketing roles at Sportscapsule, Inc. and Colgate-Palmolive Company.  Ms. Pessin holds an MBA with a Concentration in Marketing and Media Management from Columbia University and a Bachelors of Science with Distinction in Applied Economics and Business Management from Cornell University.

Ms. Pessin will receive an annual stipend of $9,000, and will be granted an option to purchase 50,000 shares of our common stock at a purchase price of $.2057 per share.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICTV Brands Inc.

By:

/s/ Richard Ransom

Richard Ransom, President

Date:  January 12, 2016